Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-36658, 33-36657, 33-54143, 333-19641, 333-82801 and 333-40140 of Covanta
Energy Corporation (Debtor in Possession) on Form S-8 of our report dated July 10, 2002, appearing in this Annual Report on Form 11-K of the Covanta Energy Group Profit Sharing Plan for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
July 15, 2002